UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 18, 2017 (December 15, 2017)
Insperity, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13998	76-0479645
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
19001 Crescent Springs Drive
Kingwood, Texas 77339
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (281) 358-8986

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. []

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 15, 2017, the Board of Directors of Insperity, Inc. (the “Company”) appointed Randall Mehl to the Board of Directors. The size of the Board of Directors is set at 9 directors. Mr. Mehl will serve as a Class III director of the Company with an initial term expiring on the date of the Company’s annual meeting of stockholders in 2019. Mr. Mehl has also been appointed as a member of the Finance, Risk Management and Audit Committee.
As of the date of the appointment, Mr. Mehl has not entered into or proposed to enter into any transactions required to be reported under Item 404(a) of Regulation S-K.
In accordance with the Insperity, Inc. Directors Compensation Plan (the “Director Plan”), Mr. Mehl has been granted a pro rata share of the $105,000 Annual Director Award granted to all non-employee directors pursuant to the Director Plan. His annual compensation and retainer fees will be consistent with that provided to the Company’s other non-employee directors.
A copy of the Company’s press release announcing the appointment of Mr. Mehl to the Board of Directors is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1 — Press release issued by Insperity, Inc. on December 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSPERITY, INC.

	By:	/s/ Daniel D. Herink
Daniel D. Herink
Senior Vice President, Legal, General Counsel and Secretary

Date: December 18, 2017